Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2021, in Amendment No. 1 to the Registration Statement (Form S-1/A No. 333-2547744) and related Prospectus of Israel Amplify Program Corp.

/s/ KOST FORER GABBAY & KASIERER

KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel

May 14, 2021